Exhibit 99.1

Dear Fellow Shareholders,

Last quarter was the most important in our company’s history. In late October of 2011 our PocketFinder Personal and PocketFinder Vehicle products became available for sale exclusively on Apple Online and we took the momentous step of transitioning from a development-stage company to a full-fledged retail concern.

After seven years of research and development, the PocketFinder family of products were finally made available to the public.  Following the online Apple launch, Apple’s retail stores also began to sell the PocketFinder device exclusively; in February of this year, the PocketFinder, PocketFinder Pets and PocketFinder Vehicle devices became available for purchase on our website (www.pocketfinder.com).

The last several months have been an extraordinarily exciting time for our company. Up until the Apple launch, the primary hurdle we always faced with prospective customers was, “does the device work?” Becoming Apple’s exclusive GPS device has nearly obviated the need for us to prove to anybody how well our products function around the world.  People now correctly assume that because Apple likes us, we must have the best personal GPS devices in the world. I wholeheartedly agree! Apple’s stamp of approval and tacit endorsement of the PocketFinder has changed the trajectory of our business forever.

This year we hope to consummate a number of significant transactions, most of which were either enabled by our affiliation with Apple or were accelerated because of it. Though the initial sales numbers are less than what I had expected, I believe we have just taken the first steps down a lucrative road.

Growth

Since our launch, subscriptions have continued to climb steadily. In March, sales were up 147% over February’s sales and April’s sales are already looking as if they’ll surpass March’s numbers.  I believe the organic growth we have seen is due in large part to marketing efforts we have initiated.

In recent months, the PocketFinder has appeared on television shows such as EXTRA!, The View and several news programs such as KTLA and NBC (Chicago). Our marketing efforts will continue in May, as NBC is running a month-long campaign in the Dallas-Fort Worth area of Texas, which will focus on teen driving safety. NBC will run ads and public service announcements featuring the PocketFinder Vehicle product.

Based solely on our early marketing efforts alone, we are seeing measurable increases in the number of PocketFinder and PocketFinder Vehicle devices being sold.  These results seem to indicate that targeted marketing efforts can do very well for us with both retail and commercial customer bases.

It’s also worth noting that although products are only being sold in the U.S. and Canada, PocketFinders have found their way to international customers, and we have activated devices in more than 40 countries around the world.  Furthermore, PocketFinders have traveled to well over 100 different countries throughout Europe, Russia, the Middle East, Africa, Mexico, South America and Asia, and they have performed wonderfully.

The Apple Relationship

Although the Apple relationship was an extraordinary coup for us, it is not perfect. I anticipated receiving a greater level of marketing support, and I also expected store employees to have been trained on our products. Still, all indications I have received from Apple are that they remain very pleased with the way our products are selling.  Our relationship with Apple remains strong. They are a great partner and we intend to stay in their retail and online stores for the foreseeable future.

Future Opportunities

This particular section of correspondence is the most exciting, but it’s also the most forward looking. And while I certainly expect to execute on at least one or two of the opportunities which I’m about to discuss, there can be no guarantee of success until deals are finalized.  That said, we are working very closely with a number of large companies and organizations who intend to purchase large quantities of our devices, and I believe we are in the final stages of testing, negotiation and planning with several of them. Again, nothing has closed, and in the turbulent world of business nothing is done until it’s done.

With that said, here is a candid look at some of the opportunities we are currently pursuing:

The Military: We have been working closely with the military for well over a year as they have reviewed and tested our products. Last year, they asked us to develop a device which could last for up to 30 days between charges. A few months later, we developed the PF-886, which is our long battery life device which can last for up to 30 days on a single charge with 5 minute location intervals. With location intervals that are less frequent, the device can last for multiple months between charges.

The military has tested the PF-886 and I believe they could begin placing orders this year.

Airlines:  We are also in discussions with several very large international air carriers who are also interested in the PF – 886. These airlines are in various stages of testing our product. If the airlines begin to buy devices, the volume could be significant.

Telecom Carriers: We continue to work with Telco carriers around the world who are interested in selling our devices. Because these companies are so large, navigating the appropriate channels can be time consuming.  That said, we continue to move forward with several large carriers even though it is difficult to anticipate when they might start ordering devices.

Mexico: I see Mexico as a tremendous market for our products. We have begun work with two of the largest banks in Mexico, which intend to sell our PocketFinder Vehicle products to their customers who receive vehicle loans.  As promising as this market is, it is very difficult to penetrate, and I cannot predict when these particular institutions might start placing orders.

Retail Channels: Our exclusive arrangement with Apple expired earlier this month, so we are able to sell our products in other retail concerns. There is good likelihood that you will see PocketFinder products in other big-box retail stores this year as we are currently in discussions with a number of them.

Automotive:  The size of the consumer market for our vehicle GPS devices is robust. This year, we aim to gain market share by creating relationships with resellers, distributors and custom auto shops that will sell our product.  We are currently in discussions with a notable custom automotive shop, and hope to consummate a relationship in the near future.

Closing

I realize this has been a long and difficult road for many of our shareholders. Our team is working diligently every day to make this company a success. Each of us comes to work with the singular focus of making PocketFinder the world leader in the personal GPS space. I expect this year to be the year that we make significant progress in turning that vision into reality and translate our hard work into revenues. I thank you for your ongoing trust and support.

Sincerely,

/s/ Dave Morse

David M. Morse, PhD

Forward Looking Statements

This letter contains certain forward-looking statements of our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as “believe,” “will,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “should,” “could,” or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Actual results may materially different from the results, levels of activity, performance or achievements, express or implied by these forward-looking statements. Some of these factors are described in our Annual Report on Form 10-K for the year ended August 31, 2011 (Item 1A in particular), other reports filed with the Securities and Exchange Commission and other filings we make with the SEC from time to time.

 Although we believe that the assumptions underlying the forward-looking statements contained in this report are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this letter will prove to be accurate.  We will not update these statements unless the securities laws require us to do so. Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.